EXHIBIT 99.1

BioNexus Gene Lab Corp. Signs Strategic Outsourcing Agreement with VITARRAY Global Pte. Ltd.

KUALA LUMPUR, Malaysia, Sept. 14, 2024 (GLOBE NEWSWIRE) -- BioNexus Gene Lab Corp.(Nasdaq: BGLC, the “Company”), an emerging biotechnology company focused on innovative healthcare solutions, is pleased to announce that its wholly owned subsidiary, MRNA Scientific Sdn. Bhd. (“MRNA Scientific”), has entered into a strategic outsourcing agreement with VITARRAY Global Pte. Ltd. (“Vitarray”), an exempted private company incorporated in Singapore. This agreement focuses on the provision of mRNA dynamic gene detection services for the Southeast Asian market.

Under this agreement, MRNA Scientific will leverage its advanced medical testing facilities located in Kuala Lumpur, Malaysia, to provide outsourcing services for Vitarray’s mRNA gene detection activities. This collaboration is aimed at enhancing the deployment of advanced molecular diagnostics throughout Southeast Asia, facilitating early disease detection and expanding access to innovative healthcare technologies.

Vitarray has been authorized by Huaxia Jingdu Renhe Medical Laboratory Co., Ltd. (“Huaxia”), a leading medical diagnostics company in China, to manage their overseas recruitment, promotion, and management of mRNA dynamic gene detection technology. This authorization provides Vitarray with the exclusive right to bring Huaxia’s advanced gene detection technology to international markets, including Southeast Asia.

Key Terms of the Agreement:

1.	Outsourcing of Testing Services:
Vitarray will provide the necessary samples and blood collection materials, while MRNA Scientific will supply reagents, laboratory staff, consumables, and testing facilities.
2.	Initial Testing and Cooperation:
Both parties will conduct an initial batch of experimental tests to ensure alignment on quality and performance before proceeding with long-term collaboration.
3.	Cost Reduction and Market Expansion:

Through this partnership, MRNA Scientific will significantly reduce its testing costs by more than 25%, making its services more profitable. This cost efficiency opens up opportunities to expand the market for mRNA dynamic gene detection services, while increasing the profit margins for future testing projects

4.	Further Cooperation:

This agreement also lays the foundation for strengthened technical and market cooperation between the two companies in MRNA Scientific and Vitarray, with plans to expand the use of mRNA dynamic gene detection technology across various markets, including Southeast Asia.

5.	Confidentiality and Compliance:
Both parties are committed to maintaining strict confidentiality regarding all technical, business, and medical expert information involved in the collaboration.

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Expanding the Reach of mRNA Dynamic Gene Detection

The outsourcing agreement represents a significant milestone for both MRNA Scientific and Vitarray. This collaboration leverages MRNA Scientific’s advanced diagnostic technology and expert medical testing capabilities to help broaden the availability of early-stage disease detection services, particularly for critical health issues like cancer, cardiovascular diseases, and other chronic conditions. Furthermore, with reduced testing costs, MRNA Scientific is well-positioned to reach more markets and increase profitability while maintaining its high standards of service.

Sam Tan, CEO of BioNexus Gene Lab Corp., commented on the significance of the agreement:

"This partnership with Vitarray reflects our commitment to advancing healthcare innovation through strategic collaborations. By utilizing MRNA Scientific’s expertise and testing infrastructure, we are helping to bring the benefits of cutting-edge molecular diagnostics to the broader Asian market, enabling earlier and more accurate disease detection, all while improving our cost efficiency."

About MRNA Scientific Sdn. Bhd.

MRNA Scientific Sdn. Bhd., a wholly owned subsidiary of BioNexus Gene Lab Corp., specializes in molecular diagnostics, with a focus on cancer screening and personalized healthcare solutions. Through its advanced testing laboratories in Kuala Lumpur, MRNA Scientific offers a range of cutting-edge services designed to improve early disease detection and overall healthcare outcomes.

About BioNexus Gene Lab Corp

BioNexus Gene Lab Corp. (Nasdaq: BGLC) is an emerging biotechnology company focused on providing innovative solutions in healthcare. BGLC is committed to advancing precision medicine, early diagnostics, and cutting-edge therapies to improve patient care and outcomes.

For more information, please visit www.bionexusgenelab.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on beliefs and assumptions and on information currently available to the Company. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information:

Investor Relations

BioNexus Gene Lab Corp

Email: ir@bionexusgenelab.com

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